Exhibit 99.1

NEWS RELEASE

CONTACT: Phil Franklin,

Senior Vice President and CFO (773) 628-0810

LITTELFUSE REPORTS THIRD QUARTER RESULTS

CHICAGO, October 29, 2014 – Littelfuse, Inc. (NASDAQ:LFUS) today reported sales and earnings for the third quarter of 2014.

Third Quarter Highlights

●

Sales for the third quarter of 2014 were $217.6 million, an 8% increase compared to the prior-year quarter as strong growth in automotive and electronics more than offset a decline in the electrical business. Excluding acquisitions, sales increased 6% compared to the prior year.

●

On a GAAP basis, third quarter 2014 earnings were $1.32 per diluted share. This included $1.0 million of special items (see Supplemental Financial Information on page 8). Excluding these special items, earnings for the third quarter of 2014 were $1.35 per diluted share.

●

Operating margin (excluding special items) for the third quarter of 2014 improved as expected to 19.0% from 16.9% in the second quarter of 2014. The sequential margin improvement was primarily due to improved operational performance and lower stock compensation expense.

●

The effective tax rate for the second quarter was approximately 200 basis points higher than expected due to more income earned in high-tax jurisdictions (particularly the U.S.) and $0.6 million of one-time tax items.

●	Sales trends by business unit for the third quarter were as follows:
o	Electronics sales increased 7% year over year due to growth in all regions with particular strength in Europe.
o

Automotive sales increased 15% year over year reflecting double-digit growth across all product categories, with particular strength in sensors and commercial vehicle products. All regions contributed to the strong year-over-year growth.

o

Electrical sales declined 1% year over year as continued weakness in the mining segment more than offset the acquisition of SymCom. Industrial fuse sales increased 16% sequentially from the weak second quarter performance but were down 7% year over year.

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●	The electronics book-to-bill ratio for the third quarter of 2014 was .88, although this has increased to above 1.0 for the month of October.
●

Cash provided by operating activities was a record $61.3 million for the third quarter of 2014 compared to $46.8 million for the third quarter of 2013. Capital expenditures for the third quarter of 2014 were $6.3 million compared to $10.9 million for the third quarter of 2013.

●	In the fourth quarter of 2014, in conjunction with the post-merger integration of Hamlin, the company expects to return over $90 million of cash to the U.S. from various overseas subsidiaries.

“The third quarter played out about as expected with a slight sequential decline in sales but with improved margins and earnings compared to the second quarter,” said Gordon Hunter, Chief Executive Officer. “The positive top-line trends continue in our automotive business, and while the electronics business also had solid year-over-year growth, the order rate softened heading into the seasonally-weaker fourth quarter. The electrical business continues to be challenged by weakness in the mining sector, but we were encouraged to see a significant increase in quoting activity and orders for custom products.”

“We were pleased to see margins bounce back in the third quarter after a sub-par second quarter,” said Phil Franklin, Chief Financial Officer. “As a result of the improved margins and excellent working capital management, we had record cash flow for the quarter. Our strong cash flow coupled with the expected return of over $90 million of cash to the U.S., puts us in a better position than ever to fund share repurchases and dividend increases alongside our ongoing acquisition program.”

Outlook

●	Sales for the fourth quarter of 2014 are expected to be in the range of $201 to $211 million which represents 4% year-over-year growth at the midpoint.
●	Earnings for the fourth quarter of 2014 are expected to be in the range of $1.05 to $1.19 per diluted share, assuming a tax rate of 26-27%.
●

Capital expenditures are expected to increase to approximately $11 million for the fourth quarter of 2014 due to spending on a new building at the company’s Philippines site and several large automotive equipment purchases.

Dividend

The company will pay a cash dividend of $0.25 per common share on December 4, 2014 to shareholders of record at the close of business on November 20, 2014.

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Conference Call and Webcast Information

Littelfuse will host a conference call today, Wednesday, October 29, 2014, at 10:00 a.m. Central / 11:00 a.m. Eastern time to discuss the third quarter results. The call will be broadcast live over the Internet and can be accessed through the company’s website: www.littelfuse.com. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through December 30, 2014 on the company’s website.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 8,000 employees in more than 35 locations throughout the Americas, Europe and Asia.  For more information, please visit the Littelfuse website: littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company’s accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the company’s other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This report should be read in conjunction with information provided in the financial statements appearing in the company’s Annual Report on Form 10-K for the year ended December 28, 2013. For a further discussion of the risk factors of the company, please see Item 1A. “Risk Factors” to the company’s Annual Report on Form 10-K for the year ended December 28, 2013.

LFUS-F

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LITTELFUSE, INC.

Net Sales and Operating Income by Business Unit

(In thousands of USD, unaudited)

	Third Quarter			Year-to-Date
	2014	2013	% Change	2014	2013	% Change

Net Sales
Electronics (2)	$107,754	$101,013	7%	$313,726	$271,878	15%
Automotive (3)	80,639	70,386	15%	245,083	194,319	26%
Electrical (4)	29,215	29,641	(1%)	86,566	93,527	(7%)

Total net sales (1)	$217,608	$201,040	8%	$645,375	$559,724	15%

(1)	Total net sales for 2014 include an incremental $5.5M for the quarter and $51.8M year-to-date from business acquisitions.
(2)	Total Electronics net sales for 2014 include an incremental $16.3M year-to-date from the Hamlin acquisition.
(3)	Total Automotive net sales for 2014 include an incremental $20.2M year-to-date from the Hamlin acquisition.
(4)	Total Electrical net sales for 2014 include an incremental $5.5M for the quarter and $15.3M year-to-date from the SymCom acquisition.

	Third Quarter				Year-to-Date
	2014		2013	% Change	2014	2013	% Change

Operating Income
Electronics	$25,800		$20,362	27%	$70,805	$52,284	35%
Automotive	12,227		11,135	10%	35,158	29,531	19%
Electrical	3,224		6,687	(52%)	7,541	18,801	(60%)
Other (5)	(1,121	) (6)	(625)	79%	(6,065)	(3,558)	70%

Total operating income	$40,130		$37,559	7%	$107,439	$97,058	11%

Interest expense	1,292		939		3,736	1,959
Investment impairment	-		-		-	10,678 (7)
Foreign exchange (gain) loss	(101)		1,476		2,022	(1,929)
Other (income) expense, net	(2,261)		(1,380)		(4,893)	(3,543)

Income before taxes	$41,200		$36,524	13%	$106,574	$89,893	19%

(5)	"Other" typically includes special items such as acquisition-related costs, restructuring costs, asset impairments, and gains and losses on asset sales.
(6)	Tax consulting and legal expenses to effect changes in the company's legal structure that will enable the up-streaming of cash to the U.S. in the fourth quarter of 2014.
(7)	Impairment and loan losses from investment in Shocking Technologies.

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LITTELFUSE, INC.

Condensed Consolidated Balance Sheets

(In thousands of USD, except share amounts)

	September 27, 2014	December 28, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$378,276	$305,192
Short-term investments	38	6,886
Accounts receivable, less allowances	134,706	127,887
Inventories	99,822	92,591
Deferred income taxes	10,722	10,463
Prepaid expenses and other current assets	16,570	17,080
Assets held for sale	5,500	5,500
Total current assets	645,634	565,599
Property, plant and equipment:
Land	5,969	4,382
Buildings	66,780	59,699
Equipment	363,438	354,475
	436,187	418,556
Accumulated depreciation	(278,927)	(268,383)
Net property, plant and equipment	157,260	150,173
Intangible assets, net of amortization:
Patents, licenses and software	24,514	25,166
Distribution network	39,604	42,685
Customer lists, trademarks and tradenames	42,911	30,506
Goodwill	198,702	186,464
	305,731	284,821
Investments	13,115	12,286
Deferred income taxes	5,325	5,092
Other assets	6,750	6,402
Total assets	$1,133,815	$1,024,373

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$37,062	$33,872
Accrued payroll	28,022	29,437
Accrued expenses	13,342	13,087
Accrued severance	320	182
Accrued income taxes	15,059	5,931
Deferred income taxes	7	229
Current portion of long-term debt	186,500	126,000
Total current liabilities	280,312	208,738
Long-term debt, less current portion	90,000	93,750
Deferred income taxes	10,821	11,585
Accrued post-retirement benefits	225	8,528
Other long-term liabilities	14,558	14,856
Total equity	737,899	686,916
Total liabilities and equity	$1,133,815	$1,024,373

Common shares issued and outstanding of

22,541,918 and 22,467,491 at September 27, 2014 and

December 28, 2013, respectively.

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LITTELFUSE, INC.

Consolidated Statements of Comprehensive Income

(In thousands of USD, except per share data, unaudited)

	For the Three Months Ended		For the Nine Months Ended

	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013

Net sales	$217,608	$201,040	$645,375	$559,724

Cost of sales	130,228	120,080	396,506	340,601

Gross profit	87,380	80,960	248,869	219,123

Selling, general and administrative	36,647	34,437	109,146	98,091
Research and development expenses	7,449	6,217	22,833	17,725
Amortization of intangibles	3,154	2,747	9,451	6,249
	47,250	43,401	141,430	122,065

Operating income	40,130	37,559	107,439	97,058

Interest expense	1,292	939	3,736	1,959
Impairment and loan loss in unconsolidated affiliate	-	-	-	10,678
Foreign currency revaluation (income) expense	(101)	1,476	2,022	(1,929)
Other (income) expense, net	(2,261)	(1,380)	(4,893)	(3,543)

Income before income taxes	41,200	36,524	106,574	89,893
Income taxes	11,260	9,534	26,667	24,767

Net income	$29,940	$26,990	$79,907	$65,126

Net income per share:
Basic	$1.33	$1.20	$3.55	$2.92
Diluted	$1.32	$1.19	$3.52	$2.89

Weighted average shares and equivalent shares outstanding:
Basic	25,536	22,428	22,536	22,274
Diluted	22,689	22,625	22,722	22,497

Diluted Net Income Per Share
Net income as reported	$29,940	$26,990	$79,907	$65,126
Less: income allocated to participating securities	-	(3)	-	(38)
Net income available to common shareholders	$29,940	$26,987	$79,907	$65,088

Weighted average shares adjusted for securities	22,689	22,625	22,722	22,497

Diluted net income per share	$1.32	$1.19	$3.52	$2.89

Comprehensive income	$13,209	$36,707	$66,444	$62,325

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LITTELFUSE, INC.

Consolidated Statements of Cash Flows

(In thousands of USD, unaudited)

	For the Nine Months Ended
	September 27, 2014	September 28, 2013

OPERATING ACTIVITIES:
Net income	$79,907	$65,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,736	19,603
Amortization of intangibles	9,451	6,249
Impairment and loan loss in unconsolidated affiliate	-	10,678
Non-cash inventory charge (1)	2,769	2,069
Stock-based compensation	7,168	7,030
Excess tax benefit on stock-based compensation	(2,477)	(3,763)
Loss on sale of assets	673	169
Changes in operating assets and liabilities:
Accounts receivable	(9,728)	(16,348)
Inventories	(4,118)	(4,537)
Accounts payable	3,024	6,659
Accrued expenses (including post retirement)	(7,080)	(11,743)
Accrued payroll and severance	(1,198)	5,492
Accrued taxes	5,756	(2,167)
Prepaid expenses and other	(2,052)	1,294
Net cash provided by operating activities	103,831	85,811

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(19,422)	(25,328)
Acquisition of businesses, net of cash acquired	(52,768)	(145,000)
Purchase of short-term investments	-	(8,478)
Proceeds from maturities of short-term investments	6,770	-
Proceeds from sale of assets	72	158
Net cash used in investing activities	(65,348)	(178,648)

FINANCING ACTIVITIES:
Proceeds from term loan	-	100,000
Proceeds of revolving credit facility	97,500	160,500
Payments of term loan	(3,750)	-
Payments of revolving credit facility	(37,000)	(116,000)
Debt issuance costs paid	(108)	(809)
Cash dividends paid	(15,543)	(13,789)
Purchase of common stock	(14,283)	-
Proceeds from exercise of stock options	12,170	19,335
Excess tax benefit on stock-based compensation	2,477	3,763
Net cash provided by financing activities	41,463	153,000

Effect of exchange rate changes on cash and cash equivalents	(6,862)	(2,631)

Increase in cash and cash equivalents	73,084	57,532
Cash and cash equivalents at beginning of period	305,192	235,404
Cash and cash equivalents at end of period	$378,276	$292,936

(1)	Purchase accounting adjustment related to acquisitions.

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LITTELFUSE, INC.

Supplemental Financial Information

(in millions of USD except share amounts)

GAAP EPS Reconciliation
	Q1-14	Q2-14	Q3-14	YTD-14	Q1-13	Q2-13	Q3-13	YTD-13
GAAP diluted EPS	$1.12	$1.08	$1.32	$3.52	$0.51	$1.18	$1.19	$2.89
EPS impact of special items (below)	0.04	0.18	0.03	0.25	0.44	(0.03)	0.07	0.48
Adjusted diluted EPS	$1.16	$1.26	$1.35	$3.77	$0.95	$1.15	$1.26	$3.37
Year-over-year adjusted EPS growth	22%	10%	7%	12%

Special Items (income)/expense

Purchase accounting adjustment	$1.4	$1.4	$-	$2.8	$-	$1.7	$0.3	$2.1
Restructuring	-	2.0	1.1	3.1	-	-	-	-
Acquisition expenses	-	0.2	-	0.2	-	1.2	0.3	1.5
Adjustment to Operating income	1.4	3.5	1.1	6.1	-	2.9	0.6	3.6
Impairment charges	-	-	-	-	10.7	-	-	10.7
Foreign exchange (gain)/loss	(0.3)	2.4	(0.1)	2.0	-	(3.7)	1.5	(2.2)
Adjustment to pre-tax income	$1.2	$5.9	$1.0	$8.1	$10.7	$(0.8)	$2.1	$12.0

EPS impact of above special items	$0.04	$0.18	$0.03	$0.25	$0.29	$(0.03)	$0.07	$0.33
EPS impact of Shocking tax adjustment	-	-	-	-	0.15	-	-	0.15
Total EPS impact	$0.04	$0.18	$0.03	$0.25	$0.44	$(0.03)	$0.07	$0.48

Operating margin / EBITDA reconciliation
	Q1-14	Q2-14	Q3-14	YTD-14	Q1-13	Q2-13	Q3-13	YTD-13

Net sales	$206.9	$220.9	$217.6	$645.4	$170.9	$187.8	$201.0	$559.7

GAAP operating income	$33.6	$33.7	$40.1	$107.4	$28.1	$31.4	$37.6	$97.1
Add back special operating items	1.4	3.5	1.1	6.1	-	2.9	0.6	3.6
Adjusted operating income	$35.0	$37.3	$41.3	$113.5	$28.1	$34.3	$38.2	$100.7
Adjusted operating margin	16.9%	16.9%	19.0%	17.6%	16.5%	18.3%	19.0%	18.0%

Add back amortization	3.2	3.1	3.2	9.5	1.6	1.9	2.7	6.2
Add back depreciation	7.0	7.5	7.3	21.7	6.2	6.5	6.9	19.6
Adjusted EBITDA	$45.2	$47.8	$51.7	$144.7	$35.9	$42.8	$47.8	$126.5
Adjusted EBITDA margin	21.8%	21.7%	23.8%	22.4%	21.0%	22.8%	23.8%	22.6%
Year-over-year adjusted EBITDA growth	26%	12%	8%	14%

Note: Totals will not always foot due to rounding

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